As filed with the Securities and Exchange Commission on March 4, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CHS INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Minnesota	41-0251095	5150
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)	(Primary Standard Industrial Classification Code Number)

5500 Cenex Drive Inver Grove Heights, Minnesota 55077 (651) 355-6000	Lisa Zell Executive Vice President and General Counsel CHS Inc. 5500 Cenex Drive Inver Grove Heights, Minnesota 55077 (651) 355-6831 Fax (651) 355-4554
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David P. Swanson Steven Khadavi Dorsey & Whitney LLP 50 South Sixth Street Minneapolis, Minnesota 55402 (612) 340-2600 Fax (612) 340-2868	Edward F. Petrosky Samir A. Gandhi Sidley Austin LLP 787 Seventh Avenue New York, New York 10019 (212) 839-5300 Fax (212) 839-5599

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-193891

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Number of Shares to be Registered(1)	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee
Class B Reset Rate Cumulative Redeemable Preferred Stock, Series 2	2,800,000	$25.00	$70,000,000	$9,016

(1)                                 Includes shares of Class B Reset Rate Cumulative Redeemable Preferred Stock, Series 2, which may be purchased by the underwriters to cover their over-allotment option to purchase additional shares of Class B Reset Rate Cumulative Redeemable Preferred Stock, Series 2.

(2)                                 Estimated pursuant to Rule 457(a) under the Securities Act of 1933, as amended.

This Registration Statement shall become effective upon filing in accordance with Rule 462(b) under the Securities Act of 1933.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This Registration Statement is being filed with respect to the registration of additional shares of Class B Reset Rate Cumulative Redeemable Preferred Stock, Series 2, of CHS Inc. pursuant to Rule 462(b) under the Securities Act of 1933. The contents of the earlier Registration Statement on Form S-1 (File No. 333-193891), which was declared effective by the Securities and Exchange Commission on March 3, 2014, are incorporated in this Registration Statement by reference.

The required opinion and consents are listed on an Exhibit Index attached hereto and filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Inver Grove Heights, State of Minnesota, on March 4, 2014.

CHS Inc.

By:	/s/ LISA ZELL
Lisa Zell
Executive Vice President and General Counsel

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on March 4, 2014.

Name	Title

*	President and Chief Executive Officer (Principal
Carl M. Casale	Executive Officer)

*	Executive Vice President and Chief Financial Officer
Timothy Skidmore	(Principal Financial Officer)

*	Vice President, Accounting and Corporate Controller
Theresa Egan	(Principal Accounting Officer)

*	Director and Chairman of the Board of Directors
David Bielenberg

*	Director
Donald Anthony

*	Director
Robert Bass

*	Director
Clinton J. Blew

*	Director
Dennis Carlson

*	Director
Curt Eischens

*	Director
Jon Erickson

	Name	Title

	*	Director
Steve Fritel

	*	Director
Jerry Hasnedl

	*	Director
Alan Holm

	*	Director
David Johnsrud

	*	Director
David Kayser

	*	Director
Randy Knecht

	*	Director
Greg Kruger

	*	Director
Edward Malesich

	*	Director
Steve Riegel

	*	Director
Daniel Schurr

By:	/s/ LISA ZELL
Lisa Zell
Attorney in Fact

*                                         Executed pursuant to a power of attorney filed as an exhibit to this Registration Statement

Exhibit Number	Description
5.1	Opinion of Dorsey & Whitney LLP

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Dorsey & Whitney LLP (included in Exhibit 5.1)

24.1	Power of Attorney (Incorporated by reference to the registrant’s Registration Statement on Form S-1 (File No. 333-193891), filed February 11, 2014)